EXHIBIT 99


The Chicago Corporation
208 South LaSalle Street
Chicago, IL 60604-1003



September 11, 1996



Mr. Martin Darvick
Assistant General Counsel
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Mr. Darvick:

We confirm that The Chicago Corporation, a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Yours very truly,

s/Jeffrey P. Novack
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Senior Vice President

JPN:lf


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A.G. Edwards & Sons, Inc.
One North Jefferson
St. Louis, Missouri 63103



August 26, 1996



General Motors Acceptance Corporation
Attn: Lisa Gracin, Senior Financial Analyst
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Ms. Gracin:

We confirm that A.G. Edwards & Sons, Inc., a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Sincerely,

s/John E. Meiners
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Vice President

JEM/tmw


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Edward D. Jones & Co.
12555 Manchester Road
St. Louis, MO 63131-3729



September 12, 1996



Lisa Gracin
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Ms. Gracin:

We confirm that Edward D. Jones & Co., a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Sincerely yours,

s/Phil Schwab
- -------------
Principal


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Prudential Securities Incorporated
One New York Plaza
15th Floor
New York, NY 10292-2015



September 12, 1996



Mr. Martin Darvick
Assistant General Counsel
General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


Dear Mr. Darvick:

We confirm that Prudential Securities Incorporated, a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Yours very truly,

s/Frank P. Sinatra
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Managing Director


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Smith Barney Inc.
390 Greenwich  Street
5th Floor
New York, NY 10013



September 12, 1996



General Motors Acceptance Corporation
3031 West Grand Boulevard
New Center One, Suite 695
Detroit, MI 48202


We confirm that Smith Barney Inc., a dealer in the General Motors Acceptance Corporation SmartNotes Program (the "Program"), has acted in compliance with Rule 15c2-8 (the "Rule") under the Securities Exchange Act of 1934, as amended, solely to the extent the Rule is applicable in the offering of SmartNotes under the Program.


Sincerely,

s\Joseph M. Donovan
- -------------------
Managing Director